SiriusPoint Reports Third Quarter 2025 Results with Core Combined Ratio of 89.1%

HAMILTON, Bermuda, October 30, 2025 - SiriusPoint Ltd. (“SiriusPoint” or the “Company”) (NYSE:SPNT) today announced results for its third quarter ended September 30, 2025
•Combined ratio of 89.1% in the third quarter for Core business with underwriting income up 11% to $70 million
•Third quarter return on equity of 17.7%, with operating return on equity of 17.9% in the quarter contributing to year to date operating return on equity of 16.1%, both exceeding our 12-15% ‘across the cycle’ target range
•Strong gross premiums written growth of 26% for Core business in the third quarter, marking the sixth consecutive quarter of double-digit growth
•Diluted earnings per common share of $0.73, with operating earnings per share of $0.72 representing a 41% increase from prior year
•Book value per diluted common share (ex. AOCI) up 5.3% in the quarter to $16.47. Balance sheet remains strong with Q3’25 BSCR estimate at 226%
Scott Egan, Chief Executive Officer, said: “The third quarter marked another successful quarter of delivery for SiriusPoint. Strong underwriting performance, targeted growth, the announcement of two MGA disposals, and a positive outlook upgrade by S&P means there is a lot to be proud of.
We achieved a strong operating return on equity of 17.9% in the quarter, significantly ahead of our ‘across the cycle’ 12-15% target range. More importantly, our year to date operating return on equity of 16.1% is still outperforming our range despite heightened losses from the California Wildfires and aviation sector in the first half of the year.
Our third quarter Core combined ratio of 89.1% delivered an 11% increase in underwriting income compared to last year, aided in part by no catastrophe losses in the quarter. We also continued to see strong top line growth with gross premiums written up 26% year over year for the quarter and 16% year to date, with Accident & Health being the most significant contributor.
We expect the previously announced sale of two of our MGA investments, ArmadaCare and Arcadian, to unlock significant value for shareholders representing an increase of around $1.75 per share, which is not yet included in our book value.
Our ambition remains unchanged: to build on the progress and momentum we have created. The third quarter marked another meaningful step forward on that journey.”
Third Quarter 2025 Highlights
•Net income attributable to SiriusPoint common shareholders of $86.8 million, or $0.73 per diluted common share
•Core income of $79.7 million, including underwriting income of $69.6 million, Core combined ratio of 89.1%
•Core net services fee income of $10.0 million, with service margin of 17.1%
•Net investment income of $66.5 million and total investment result of $72.7 million
•Book value per diluted common share (ex. AOCI) increased $0.83 per share, or 5.3%, from June 30, 2025 to $16.47
•Annualized return on average common equity of 17.7%
•Annualized operating return on average common equity of 17.9%
Nine months ended 2025 Highlights
•Net income attributable to SiriusPoint common shareholders of $203.6 million, or $1.71 per diluted common share
•Core income of $203.4 million, including underwriting income of $165.7 million, Core combined ratio of 91.4%
•Core net services fee income of $37.5 million, with service margin of 21.0%
•Net investment income of $205.9 million and total investment result of $212.5 million
•Book value per diluted common share (ex. AOCI) increased $1.83 per share, or 12.5%, from December 31, 2024 to $16.47
•Annualized return on average common equity of 14.5%
•Annualized operating return on average common equity of 16.1%

Key Financial Metrics
The following table shows certain key financial metrics for the three and nine months ended September 30, 2025 and 2024, and as of September 30, 2025 and December 31, 2024:

	Three months ended		Nine months ended
	September 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
	($ in millions, except for ratios)
Combined ratio	85.9%	84.4%	87.8%	86.1%
Core underwriting income ⁽¹⁾	$69.6	$62.5	$165.7	$143.7
Core net services income ⁽¹⁾	$10.1	$7.0	$37.7	$34.2
Core income ⁽¹⁾	$79.7	$69.5	$203.4	$177.9
Core combined ratio ⁽¹⁾	89.1%	88.5%	91.4%	91.1%
Operating net income ⁽¹⁾	$85.2	$94.3	$224.3	$260.1
Operating diluted earnings per share ⁽¹⁾	$0.72	$0.51	$1.89	$1.41
Annualized ROE	17.7%	0.7%	14.5%	11.4%
Annualized Operating ROE ⁽¹⁾	17.9%	15.0%	16.1%	14.5%

	September 30, 2025	December 31, 2024
Book value per common share	$17.21	$14.92
Book value per diluted common share	$16.91	$14.60
Tangible book value per diluted common share ⁽¹⁾	$15.87	$13.42
(1)Core underwriting income, Core net services income, Core income and Core combined ratio are non-GAAP financial measures. See definitions in “Non-GAAP Financial Measures” and reconciliations in “Segment Reporting.” Book value per diluted common share ex. AOCI and tangible book value per diluted common share are non-GAAP financial measures. See definition and reconciliation in “Non-GAAP Financial Measures.”
Third Quarter 2025 Summary
Consolidated underwriting income for the three months ended September 30, 2025 was $91.4 million compared to $89.0 million for the three months ended September 30, 2024. The improvement was primarily driven by decreased catastrophe losses, slightly offset by decreased favorable loss reserve development.
Reportable Segments
The determination of our reportable segments is based on the manner in which management monitors the performance of our operations, which consist of two reportable segments - Insurance & Services and Reinsurance.
Collectively, the sum of our two segments, Insurance & Services and Reinsurance, constitute our “Core” results. Core underwriting income, Core net services income, Core income and Core combined ratio are non-GAAP financial measures. See reconciliations in “Segment Reporting”. We believe it is useful to review Core results as it better reflects how management views the business and reflects our decision to exit the runoff business. The sum of Core results and Corporate results are equal to the consolidated results of operations.
Three months ended September 30, 2025 and 2024
Core Premium Volume
Gross premiums written increased by $181.1 million, or 26.2%, to $871.6 million for the three months ended September 30, 2025 compared to $690.5 million for the three months ended September 30, 2024. Net premiums earned increased by $97.2 million, or 17.8%, to $643.5 million for the three months ended September 30, 2025 compared to $546.3 million for the three months ended September 30, 2024. The increases in premium volume were primarily driven by our Insurance & Services segment, including expansion of Surety within our Other Specialties business line, growth across A&H including Life, and continued strategic organic and new program growth in our international P&C business.
Core Underwriting Results
Core results for the three months ended September 30, 2025 included income of $79.7 million compared to $69.5 million for the three months ended September 30, 2024. Income for the three months ended September 30, 2025 consists of underwriting income of $69.6 million (89.1% combined ratio) and net services income of $10.1 million, compared to underwriting income of $62.5 million (88.5% combined ratio) and net services income of $7.0 million for the three months ended September 30, 2024. The improvement in net underwriting results was primarily driven by decreased catastrophe losses, slightly offset by decreased favorable prior year loss reserve development.

Effects of catastrophes were limited for the three months ended September 30, 2025, compared to $10.6 million of catastrophe losses for the three months ended September 30, 2024. Losses incurred included $9.1 million of favorable prior year loss reserve development for the three months ended September 30, 2025 primarily driven by favorable development in A&H business, compared to $29.7 million of favorable prior year loss reserve development for the three months ended September 30, 2024 driven by favorable development within Property business.
Net services income increased to $10.1 million for the three months ended September 30, 2025 compared to $7.0 million during the three months ended September 30, 2024 primarily driven by growth in IMG’s travel business. Service margin, which is calculated as Net service fee income as a percentage of services revenues, increased to 17.1% for the three months ended September 30, 2025 from 14.1% for the three months ended September 30, 2024 driven by enhanced profitability at both IMG through the travel program as well as Armada.
Nine months ended September 30, 2025 and 2024
Core Premium Volume
Gross premiums written increased by $377.7 million, or 15.6%, to $2,791.6 million for the nine months ended September 30, 2025 compared to $2,413.9 million for the nine months ended September 30, 2024. Net premiums earned increased by $297.4 million, or 18.4%, to $1,914.9 million for the nine months ended September 30, 2025 compared to $1,617.5 million for the nine months ended September 30, 2024. The increases in premium volume were primarily driven by our Insurance & Services segment, including growth across A&H, expansion of Surety within our Other Specialties business line, continued strategic organic and new program growth in our international business.
Core Underwriting Results
Core results for the nine months ended September 30, 2025 included underwriting income of $165.7 million compared to $143.7 million for the nine months ended September 30, 2024. The improvement in net underwriting results of $22.0 million was primarily driven by premium growth combined with improved attritional and acquisition cost ratios.
Favorable prior year loss reserve development for the nine months ended September 30, 2025 was $57.2 million primarily driven by favorable development in Property, mainly from reserve releases relating to prior year’s catastrophe events, as well as favorable development in A&H, due to lower than expected reported losses, compared to $42.6 million for the nine months ended September 30, 2024 primarily in Credit business within the Reinsurance segment and A&H.
Catastrophe losses were $67.4 million, or 3.5 percentage points on the combined ratio, for the nine months ended September 30, 2025 primarily from the California wildfires, compared to $16.2 million, or 1.0 percentage points on the combined ratio, for the nine months ended September 30, 2024.
Insurance & Services Segment
Three months ended September 30, 2025 and 2024
Insurance & Services gross premiums written were $562.0 million for the three months ended September 30, 2025, an increase of $186.0 million, or 49.5%, compared to the three months ended September 30, 2024, primarily driven by expansion of Surety within our Other Specialties business line, growth across A&H, and continued strategic organic and new program growth in our international business, specifically London MGAs.
Insurance & Services generated segment income of $47.8 million for the three months ended September 30, 2025, compared to $27.9 million for the three months ended September 30, 2024. Segment income for the three months ended September 30, 2025 consists of underwriting income of $37.7 million (90.1% combined ratio) and net services income of $10.1 million, compared to underwriting income of $20.9 million (92.4% combined ratio) and net services income of $7.0 million for the three months ended September 30, 2024.
The improvement in underwriting results was primarily driven by a lower attritional loss ratio, as well as net favorable prior year loss reserve development of $9.5 million for the three months ended September 30, 2025, mainly in A&H, compared to net favorable prior year loss reserve development of $13.1 million for the three months ended September 30, 2024.
Nine months ended September 30, 2025 and 2024
Insurance & Services gross premiums written were $1,757.5 million for the nine months ended September 30, 2025, an increase of $367.0 million, or 26.4%, compared to the nine months ended September 30, 2024, primarily driven by expansion of Surety within our Other Specialties business line, growth across A&H, and continued strategic organic and new program growth in our international business, specifically London MGAs.

Insurance & Services generated segment income of $135.0 million for the nine months ended September 30, 2025, compared to income of $71.4 million for the nine months ended September 30, 2024. Segment income for the nine months ended September 30, 2025 consists of underwriting income of $97.3 million (91.1% combined ratio) and net services income of $37.7 million, compared to underwriting income of $37.2 million (95.6% combined ratio) and net services income of $34.2 million for the nine months ended September 30, 2024.
The improvement in underwriting income of $60.1 million for the nine months ended September 30, 2025 compared to the nine months ended September 30, 2024 was primarily driven by growth combined with an improving attritional loss ratio as well as net favorable prior year loss reserve development of $21.7 million for the nine months ended September 30, 2025, mainly in A&H, compared to net favorable prior year loss reserve development of $9.4 million for the nine months ended September 30, 2024.
Reinsurance Segment
Three months ended September 30, 2025 and 2024
Reinsurance gross premiums written were $309.6 million for the three months ended September 30, 2025, a decrease of $4.9 million, or 1.6%, compared to the three months ended September 30, 2024, primarily driven by slight decreases in Aviation and International Credit offset by growth in Bermuda Specialty.
Reinsurance generated underwriting income of $31.9 million (87.9% combined ratio) for the three months ended September 30, 2025, compared to underwriting income of $41.6 million (84.6% combined ratio) for the three months ended September 30, 2024. The decrease in net underwriting results was the result of a decrease in favorable prior year development of $17.0 million offset by a decrease in catastrophe losses of $11.3 million .
Nine months ended September 30, 2025 and 2024
Reinsurance gross premiums written were $1,034.1 million for the nine months ended September 30, 2025, an increase of $10.7 million, or 1.0%, compared to the nine months ended September 30, 2024, primarily driven by growth in Bermuda Specialty and reinstatement premiums and reinstatement premiums of $8.9 million related to Property Catastrophe business, partially offset by decreases in Aviation.
Reinsurance generated underwriting income of $68.4 million (91.7% combined ratio) for the nine months ended September 30, 2025, compared to underwriting income of $106.5 million (86.3% combined ratio) for the nine months ended September 30, 2024. The decrease in net underwriting results for the nine months ended September 30, 2025 compared to the nine months ended September 30, 2024, was primarily driven by increased catastrophe losses of $62.6 million or 7.6 percentage points on the combined ratio, primarily from the California wildfires, compared to $14.3 million, or 1.8 percentage points on the combined ratio, for the nine months ended September 30, 2024, partially offset by increased favorable prior year loss reserve development of $35.5 million for the nine months ended September 30, 2025, primarily driven by favorable development in Property, mainly from reserve releases relating to prior year’s catastrophe events, compared to $33.2 million for the nine months ended September 30, 2024 primarily driven by decreased ultimate losses in the Credit reinsurance portfolio.
Investments
Three months ended September 30, 2025 and 2024
Net investment income and net realized and unrealized investment gains (losses) for the three months ended September 30, 2025 decreased as a result of the smaller asset base subsequent to the capital transactions executed in the second half of 2024 and the first quarter of 2025.
Nine months ended September 30, 2025 and 2024
Net investment income and net realized and unrealized investment gains (losses) for the nine months ended September 30, 2025 increased due to losses on strategic investments in 2024 of $56.2 million resulting from the Company’s recurring valuations of its portfolio. Excluding the losses on strategic investments and other items, the primary components of income for the nine months ended September 30, 2025 and September 30, 2024 were $202.1 million and $228.5 million, respectively, on our debt securities and short-term investments. The year over year decrease is a result of the smaller asset base subsequent to the capital transactions executed in the second half of 2024 and the first quarter of 2025.
Webcast Details
The Company will hold a webcast to discuss its third quarter 2025 results at 8:30 a.m. Eastern Time on October 31, 2025. The webcast of the conference call will be available over the Internet from the Company’s website at www.siriuspt.com under the “Investor Relations” section. Participants should follow the instructions provided on the website to download and install any necessary audio applications. The conference call will be available by dialing 1-877-451-6152 (domestic) or 1-201-389-0879 (international). Participants should ask for the SiriusPoint Ltd. third quarter 2025 earnings call.
The online replay will be available on the Company's website immediately following the call at www.siriuspt.com under the “Investor Relations” section.
Safe Harbor Statement Regarding Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond the Company’s control. The Company cautions you that the forward-looking information presented in this press release is not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking information contained in this press release. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “believes,” “intends,” “seeks,” “anticipates,” “aims,” “plans,” “targets,” “estimates,” “expects,” “assumes,” “continues,” “guidance,” “should,” “could,” “will,” “may” and the negative of these or similar terms and phrases. Specific forward-looking statements in this press release include, but are not limited to, statements regarding the trend of our performance as compared to the previous guidance, the current insurtech market trends, our ability to generate shareholder value, and whether we will continue to have momentum in our business in the future. Actual events, results and outcomes may differ materially from the Company’s expectations due to a variety of known and unknown risks, uncertainties and other factors. Among the risks and uncertainties that could cause actual results to differ from those described in the forward-looking statements are the following: our ability to execute on our strategic transformation, including re-underwriting to reduce volatility and improve underwriting performance, de-risking our investment portfolio, and transforming our business; the impact of unpredictable catastrophic events, including uncertainties with respect to losses from health pandemics across many classes of insurance business and the amount of insurance losses that may ultimately be ceded to the reinsurance market, supply chain issues, labor shortages and related increased costs, changing interest rates and equity market volatility; inadequacy of loss and loss adjustment expense reserves, the lack of available capital, and periods characterized by excess underwriting capacity and unfavorable premium rates; the performance of financial markets, impact of inflation and interest rates, and foreign currency fluctuations; our ability to compete successfully in the insurance and reinsurance market and the effect of consolidation in the insurance and reinsurance industry; technology breaches or failures, including those resulting from a malicious cyber-attack on us, our business partners or service providers; the effects of global climate change, including wildfires, and increased severity and frequency of weather-related natural disasters and catastrophes and increased coastal flooding in many geographic areas; geopolitical uncertainty, including the ongoing conflicts in Europe and the Middle East and the uncertainty from policies under the current presidential administration in the U.S., such as the federal government shutdown and financial markets' and businesses' reactions to such events; global economic uncertainty caused by the imposition and/or announcement of tariffs imposed on the import of certain goods into the U.S. from various countries which may have unpredictable consequences including, but not limited to, inflation or trade wars, potential impact on the Company’s credit and mortgage business and potential increase in credit spread which could impact the Company’s short-term capital and liquidity; our ability to retain key senior management and key employees; a downgrade or withdrawal of our financial ratings; fluctuations in our results of operations; legal restrictions on certain of SiriusPoint’s insurance and reinsurance subsidiaries’ ability to pay dividends and other distributions to SiriusPoint; the outcome of legal and regulatory proceedings and regulatory constraints on our business; reduced returns or losses in SiriusPoint’s investment portfolio; our exposure or potential exposure to corporate income tax in Bermuda and the E.U., U.S. federal income and withholding taxes and our significant deferred tax assets, which could become devalued if we do not generate future taxable income or applicable corporate tax rates are reduced; risks associated with delegating authority to third party managing general agents; future strategic transactions such as acquisitions, dispositions, investments, mergers or joint ventures; and other risks and factors listed under "Risk Factors" in the Company's most recent Annual Report on Form 10-K and other subsequent periodic reports filed with the Securities and Exchange Commission.
All forward-looking statements speak only as of the date made and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures and Other Financial Metrics
In presenting SiriusPoint’s results, management has included financial measures that are not calculated under standards or rules that comprise accounting principles generally accepted in the United States (“GAAP”). SiriusPoint’s management uses this information in its internal analysis of results and believes that this information may be informative to investors in gauging the quality of SiriusPoint’s financial performance, identifying trends in our results and providing meaningful period-to-period comparisons. Core underwriting income, Core net services income, Core income, and Core combined ratio are non-GAAP financial measures. Management believes it is useful to review Core results as it better reflects how management views the business and reflects the Company’s decision to exit the runoff business. Book value per diluted common share excluding accumulated other comprehensive income (loss) ("AOCI") and tangible book value per diluted common share, as presented, are non-GAAP financial measures and the most directly comparable U.S. GAAP measure is book value per common share. Management believes it is useful to exclude AOCI because it may fluctuate significantly between periods based on movements in interest and currency rates. Management believes the effects of intangible assets are not indicative of underlying underwriting results or trends and make book value comparisons to less acquisitive peer companies less meaningful. Reconciliations of such non-GAAP financial measures to the most directly comparable GAAP figures are included in the attached financial information in accordance with Regulation G and Item 10(e) of Regulation S-K, as applicable.
About the Company
SiriusPoint is a global underwriter of insurance and reinsurance providing solutions to clients and brokers around the world. Bermuda-headquartered with offices in New York, London, Stockholm and other locations, we are listed on the New York Stock Exchange (SPNT). We have licenses to write Property & Casualty and Accident & Health insurance and reinsurance globally. Our offering and distribution capabilities are strengthened by a portfolio of strategic partnerships with Managing General Agents and Program Administrators. With approximately $2.9 billion total capital, SiriusPoint’s operating companies have a financial strength rating of A- (Excellent) from AM Best, S&P and Fitch, and A3 from Moody’s. For more information, please visit www.siriuspt.com.
Contacts
Investor Relations
Liam Blackledge - Investor Relations and Strategy Manager
Liam.Blackledge@siriuspt.com
+ 44 203 772 3082
Media
Natalie King - Global Head of Marketing and External Communications
Natalie.King@siriuspt.com
+ 44 770 728 8817

SIRIUSPOINT LTD.
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
As of September 30, 2025 and December 31, 2024
(expressed in millions of U.S. dollars, except per share and share amounts)

	September 30, 2025	December 31, 2024
Assets
Debt securities, available for sale, at fair value, net of allowance for credit losses of $0.0 (2024 - $1.1) (cost - $5,097.3; 2024 - $5,143.8)	$5,145.6	$5,131.0
Debt securities, trading, at fair value (cost - $119.5; 2024 - $187.3)	98.7	162.2
Short-term investments, at fair value (cost - $24.3; 2024 - $95.3)	24.6	95.8
Other long-term investments, at fair value (cost - $432.8; 2024 - $438.2) (includes related party investments at fair value of $221.5 (2024 - $217.2))	318.3	316.5
Total investments	5,587.2	5,705.5
Cash and cash equivalents	582.4	682.0
Restricted cash and cash equivalents	135.3	212.6
Due from brokers	10.0	11.2
Interest and dividends receivable	43.9	44.0
Insurance and reinsurance balances receivable, net	2,291.4	2,054.4
Deferred acquisition costs, net	381.1	327.5
Unearned premiums ceded	487.1	463.9
Loss and loss adjustment expenses recoverable, net	2,162.9	2,315.3
Deferred tax asset	282.2	297.0
Intangible assets	123.6	140.8
Other assets	330.0	270.7
Assets held for sale	43.1	—
Total assets	$12,460.2	$12,524.9
Liabilities
Loss and loss adjustment expense reserves	$5,811.7	$5,653.9
Unearned premium reserves	1,867.9	1,639.2
Reinsurance balances payable	1,492.1	1,781.6
Deferred gain on retroactive reinsurance	—	8.5
Debt	682.5	639.1
Due to brokers	27.5	18.0
Deferred tax liability	78.5	76.2
Share repurchase liability	—	483.0
Other liabilities	263.2	286.6
Liabilities held for sale	25.8	—
Total liabilities	10,249.2	10,586.1
Commitments and contingent liabilities
Shareholders’ equity
Series B preference shares (par value $0.10; authorized and issued: 8,000,000)	200.0	200.0
Common shares (issued and outstanding: 116,807,497; 2024 - 116,429,057)	11.7	11.6
Additional paid-in capital	957.4	945.0
Retained earnings	988.5	784.9
Accumulated other comprehensive income (loss), net of tax	52.3	(4.1)
Shareholders’ equity attributable to SiriusPoint shareholders	2,209.9	1,937.4
Noncontrolling interests	1.1	1.4
Total shareholders’ equity	2,211.0	1,938.8
Total liabilities, noncontrolling interests and shareholders’ equity	$12,460.2	$12,524.9

SIRIUSPOINT LTD.
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
For the three and nine months ended September 30, 2025 and 2024
(expressed in millions of U.S. dollars, except per share and share amounts)

	Three months ended		Nine months ended
	September 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Revenues
Net premiums earned	$647.7	$568.9	$1,926.4	$1,753.2
Net investment income	66.5	77.7	205.9	234.7
Net realized and unrealized investment gains (losses)	6.2	14.8	6.6	(39.1)
Net investment income and net realized and unrealized investment gains (losses)	72.7	92.5	212.5	195.6
Other revenues	35.5	18.1	92.5	164.8
Loss on settlement and change in fair value of liability-classified capital instruments	—	(117.3)	—	(122.6)
Total revenues	755.9	562.2	2,231.4	1,991.0
Expenses
Loss and loss adjustment expenses incurred, net	372.9	317.5	1,147.3	999.4
Acquisition costs, net	139.8	117.5	410.4	382.3
Other underwriting expenses	43.6	44.9	133.0	127.8
Net corporate and other expenses	62.5	51.4	194.0	174.0
Intangible asset amortization	2.8	3.0	8.5	8.9
Interest expense	21.0	13.8	60.2	50.0
Foreign exchange losses	2.4	3.0	16.9	2.9
Total expenses	645.0	551.1	1,970.3	1,745.3
Income before income tax expense	110.9	11.1	261.1	245.7
Income tax expense	(20.2)	(2.4)	(45.1)	(26.3)
Net income	90.7	8.7	216.0	219.4
Net (income) loss attributable to noncontrolling interests	0.1	(0.2)	(0.4)	(2.2)
Net income available to SiriusPoint	90.8	8.5	215.6	217.2
Dividends on Series B preference shares	(4.0)	(4.0)	(12.0)	(12.0)
Net income available to SiriusPoint common shareholders	$86.8	$4.5	$203.6	$205.2
Earnings per share available to SiriusPoint common shareholders
Basic earnings per share available to SiriusPoint common shareholders	$0.74	$0.03	$1.75	$1.15
Diluted earnings per share available to SiriusPoint common shareholders	$0.73	$0.03	$1.71	$1.11
Weighted average number of common shares used in the determination of earnings per share
Basic	116,726,540	165,659,401	116,412,996	168,275,970
Diluted	118,817,903	172,803,298	118,655,606	174,261,326

SIRIUSPOINT LTD.
SEGMENT REPORTING

	Three months ended September 30, 2025
	Insurance & Services	Reinsurance	Core	Eliminations (2)	Corporate	Segment Measure Reclass	Total
Gross premiums written	$562.0	$309.6	$871.6	$—	$2.8	$—	$874.4
Net premiums written	396.8	268.1	664.9	—	5.4	—	670.3
Net premiums earned	381.2	262.3	643.5	—	4.2	—	647.7
Loss and loss adjustment expenses incurred, net	225.3	145.5	370.8	(1.5)	3.6	—	372.9
Acquisition costs, net	98.3	64.7	163.0	(26.9)	3.7	—	139.8
Other underwriting expenses	19.9	20.2	40.1	—	3.5	—	43.6
Underwriting income (loss)	37.7	31.9	69.6	28.4	(6.6)	—	91.4
Services revenues	58.5	—	58.5	(32.7)	—	(25.8)	—
Services expenses	48.5	—	48.5	—	—	(48.5)	—
Net services fee income	10.0	—	10.0	(32.7)	—	22.7	—
Services noncontrolling loss	0.1	—	0.1	—	—	(0.1)	—
Net services income	10.1	—	10.1	(32.7)	—	22.6	—
Segment income (loss)	47.8	31.9	79.7	(4.3)	(6.6)	22.6	91.4
Net investment income					66.5	—	66.5
Net realized and unrealized investment gains					6.2	—	6.2
Other revenues					9.7	25.8	35.5
Net corporate and other expenses					(14.0)	(48.5)	(62.5)
Intangible asset amortization					(2.8)	—	(2.8)
Interest expense					(21.0)	—	(21.0)
Foreign exchange losses					(2.4)	—	(2.4)
Income (loss) before income tax expense	$47.8	$31.9	79.7	(4.3)	35.6	(0.1)	110.9
Income tax expense			—	—	(20.2)	—	(20.2)
Net income			79.7	(4.3)	15.4	(0.1)	90.7
Net loss attributable to noncontrolling interest			—	—	—	0.1	0.1
Net income available to SiriusPoint			$79.7	$(4.3)	$15.4	$—	$90.8

Attritional losses	$234.8	$145.1	$379.9	$(1.5)	$3.4	$—	$381.8
Catastrophe losses	—	—	—	—	—	—	—
Prior year loss reserve development	(9.5)	0.4	(9.1)	—	0.2	—	(8.9)
Loss and loss adjustment expenses incurred, net	$225.3	$145.5	$370.8	$(1.5)	$3.6	$—	$372.9

Underwriting Ratios: (1)
Attritional loss ratio	61.6%	55.3%	59.0%				59.0%
Catastrophe loss ratio	—%	—%	—%				—%
Prior year loss development ratio	(2.5)%	0.2%	(1.4)%				(1.4)%
Loss ratio	59.1%	55.5%	57.6%				57.6%
Acquisition cost ratio	25.8%	24.7%	25.3%				21.6%
Other underwriting expenses ratio	5.2%	7.7%	6.2%				6.7%
Combined ratio	90.1%	87.9%	89.1%				85.9%
(1)Underwriting ratios are calculated by dividing the related expense by net premiums earned.
(2)Insurance & Services MGAs recognize fees for service using revenue from contracts with customers accounting standards, whereas insurance companies recognize acquisition expenses using insurance contract accounting standards. While ultimate revenues and expenses recognized will match, there will be recognition timing differences based on the different accounting standards.

	Three months ended September 30, 2024
	Insurance & Services	Reinsurance	Core	Eliminations (2)	Corporate	Segment Measure Reclass	Total
Gross premiums written	$376.0	$314.5	$690.5	$—	$23.5	$—	$714.0
Net premiums written	235.3	268.3	503.6	—	0.6	—	504.2
Net premiums earned	276.9	269.4	546.3	—	22.6	—	568.9
Loss and loss adjustment expenses incurred, net	170.1	137.6	307.7	(1.4)	11.2	—	317.5
Acquisition costs, net	65.9	69.8	135.7	(24.1)	5.9	—	117.5
Other underwriting expenses	20.0	20.4	40.4	—	4.5	—	44.9
Underwriting income	20.9	41.6	62.5	25.5	1.0	—	89.0
Services revenues	48.1	—	48.1	(29.9)	—	(18.2)	—
Services expenses	41.3	—	41.3	—	—	(41.3)	—
Net services fee income	6.8	—	6.8	(29.9)	—	23.1	—
Services noncontrolling loss	0.2	—	0.2	—	—	(0.2)	—
Net services income	7.0	—	7.0	(29.9)	—	22.9	—
Segment income	27.9	41.6	69.5	(4.4)	1.0	22.9	89.0
Net investment income					77.7	—	77.7
Net realized and unrealized investment gains					14.8	—	14.8
Other revenues					(0.1)	18.2	18.1
Loss on settlement and change in fair value of liability-classified capital instruments					(117.3)	—	(117.3)
Net corporate and other expenses					(10.1)	(41.3)	(51.4)
Intangible asset amortization					(3.0)	—	(3.0)
Interest expense					(13.8)	—	(13.8)
Foreign exchange losses					(3.0)	—	(3.0)
Income (loss) before income tax expense	$27.9	$41.6	69.5	(4.4)	(53.8)	(0.2)	11.1
Income tax expense			—	—	(2.4)	—	(2.4)
Net income (loss)			69.5	(4.4)	(56.2)	(0.2)	8.7
Net income attributable to noncontrolling interest			—	—	(0.4)	0.2	(0.2)
Net income (loss) available to SiriusPoint			$69.5	$(4.4)	$(56.6)	$—	$8.5

Attritional losses	$183.9	$142.9	$326.8	$(1.4)	$12.1	$—	$337.5
Catastrophe losses	(0.7)	11.3	10.6	—	—	—	10.6
Prior year loss reserve development	(13.1)	(16.6)	(29.7)	—	(0.9)	—	(30.6)
Loss and loss adjustment expenses incurred, net	$170.1	$137.6	$307.7	$(1.4)	$11.2	$—	$317.5

Underwriting Ratios: (1)
Attritional loss ratio	66.4%	53.1%	59.8%				59.3%
Catastrophe loss ratio	(0.3)%	4.2%	1.9%				1.9%
Prior year loss development ratio	(4.7)%	(6.2)%	(5.4)%				(5.4)%
Loss ratio	61.4%	51.1%	56.3%				55.8%
Acquisition cost ratio	23.8%	25.9%	24.8%				20.7%
Other underwriting expenses ratio	7.2%	7.6%	7.4%				7.9%
Combined ratio	92.4%	84.6%	88.5%				84.4%
(1)Underwriting ratios are calculated by dividing the related expense by net premiums earned.
(2)Insurance & Services MGAs recognize fees for service using revenue from contracts with customers accounting standards, whereas insurance companies recognize acquisition expenses using insurance contract accounting standards. While ultimate revenues and expenses recognized will match, there will be recognition timing differences based on the different accounting standards.

	Nine months ended September 30, 2025
	Insurance & Services	Reinsurance	Core	Eliminations (2)	Corporate	Segment Measure Reclass	Total
Gross premiums written	$1,757.5	$1,034.1	$2,791.6	$—	$15.7	$—	$2,807.3
Net premiums written	1,273.1	843.6	2,116.7	—	1.0	—	2,117.7
Net premiums earned	1,086.6	828.3	1,914.9	—	11.5	—	1,926.4
Loss and loss adjustment expenses incurred, net	644.4	497.2	1,141.6	(5.0)	10.7	—	1,147.3
Acquisition costs, net	283.5	202.3	485.8	(83.1)	7.7	—	410.4
Other underwriting expenses	61.4	60.4	121.8	—	11.2	—	133.0
Underwriting income (loss)	97.3	68.4	165.7	88.1	(18.1)	—	235.7
Services revenues	178.7	—	178.7	(94.6)	—	(84.1)	—
Services expenses	141.2	—	141.2	—	—	(141.2)	—
Net services fee income	37.5	—	37.5	(94.6)	—	57.1	—
Services noncontrolling loss	0.2	—	0.2	—	—	(0.2)	—
Net services income	37.7	—	37.7	(94.6)	—	56.9	—
Segment income (loss)	135.0	68.4	203.4	(6.5)	(18.1)	56.9	235.7
Net investment income					205.9	—	205.9
Net realized and unrealized investment gains					6.6	—	6.6
Other revenues					8.4	84.1	92.5
Net corporate and other expenses					(52.8)	(141.2)	(194.0)
Intangible asset amortization					(8.5)	—	(8.5)
Interest expense					(60.2)	—	(60.2)
Foreign exchange losses					(16.9)	—	(16.9)
Income (loss) before income tax expense	$135.0	$68.4	203.4	(6.5)	64.4	(0.2)	261.1
Income tax expense			—	—	(45.1)	—	(45.1)
Net income			203.4	(6.5)	19.3	(0.2)	216.0
Net income attributable to noncontrolling interest			—	—	(0.6)	0.2	(0.4)
Net income available to SiriusPoint			$203.4	$(6.5)	$18.7	$—	$215.6

Attritional losses	$661.3	$470.1	$1,131.4	$(5.0)	$5.3	$—	$1,131.7
Catastrophe losses	4.8	62.6	67.4	—	—	—	67.4
Prior year loss reserve development	(21.7)	(35.5)	(57.2)	—	5.4	—	(51.8)
Loss and loss adjustment expenses incurred, net	$644.4	$497.2	$1,141.6	$(5.0)	$10.7	$—	$1,147.3

Underwriting Ratios: (1)
Attritional loss ratio	60.9%	56.7%	59.1%				58.8%
Catastrophe loss ratio	0.4%	7.6%	3.5%				3.5%
Prior year loss development ratio	(2.0)%	(4.3)%	(3.0)%				(2.7)%
Loss ratio	59.3%	60.0%	59.6%				59.6%
Acquisition cost ratio	26.1%	24.4%	25.4%				21.3%
Other underwriting expenses ratio	5.7%	7.3%	6.4%				6.9%
Combined ratio	91.1%	91.7%	91.4%				87.8%
(1)Underwriting ratios are calculated by dividing the related expense by net premiums earned.
(2)Insurance & Services MGAs recognize fees for service using revenue from contracts with customers accounting standards, whereas insurance companies recognize acquisition expenses using insurance contract accounting standards. While ultimate revenues and expenses recognized will match, there will be recognition timing differences based on the different accounting standards.

	Nine months ended September 30, 2024
	Insurance & Services	Reinsurance	Core	Eliminations (2)	Corporate	Segment Measure Reclass	Total
Gross premiums written	$1,390.5	$1,023.4	$2,413.9	$—	$71.2	$—	$2,485.1
Net premiums written	913.5	867.2	1,780.7	—	6.4	—	1,787.1
Net premiums earned	838.3	779.2	1,617.5	—	135.7	—	1,753.2
Loss and loss adjustment expenses incurred, net	538.8	406.0	944.8	(4.1)	58.7	—	999.4
Acquisition costs, net	206.9	206.8	413.7	(93.8)	62.4	—	382.3
Other underwriting expenses	55.4	59.9	115.3	—	12.5	—	127.8
Underwriting income	37.2	106.5	143.7	97.9	2.1	—	243.7
Services revenues	171.3	—	171.3	(101.4)	—	(69.9)	—
Services expenses	135.0	—	135.0	—	—	(135.0)	—
Net services fee income	36.3	—	36.3	(101.4)	—	65.1	—
Services noncontrolling income	(2.1)	—	(2.1)	—	—	2.1	—
Net services income	34.2	—	34.2	(101.4)	—	67.2	—
Segment income	71.4	106.5	177.9	(3.5)	2.1	67.2	243.7
Net investment income					234.7	—	234.7
Net realized and unrealized investment losses					(39.1)	—	(39.1)
Other revenues					94.9	69.9	164.8
Loss on settlement and change in fair value of liability-classified capital instruments					(122.6)	—	(122.6)
Net corporate and other expenses					(39.0)	(135.0)	(174.0)
Intangible asset amortization					(8.9)	—	(8.9)
Interest expense					(50.0)	—	(50.0)
Foreign exchange gains					(2.9)	—	(2.9)
Income before income tax expense	$71.4	$106.5	177.9	(3.5)	69.2	2.1	245.7
Income tax expense			—	—	(26.3)	—	(26.3)
Net income			177.9	(3.5)	42.9	2.1	219.4
Net (income) loss attributable to noncontrolling interests			—	—	(0.1)	(2.1)	(2.2)
Net income available to SiriusPoint			$177.9	$(3.5)	$42.8	$—	$217.2

Attritional losses	$546.3	$424.9	$971.2	$(4.1)	$86.7	$—	$1,053.8
Catastrophe losses	1.9	14.3	16.2	—	—	—	16.2
Prior year loss reserve development	(9.4)	(33.2)	(42.6)	—	(28.0)	—	(70.6)
Loss and loss adjustment expenses incurred, net	$538.8	$406.0	$944.8	$(4.1)	$58.7	$—	$999.4

Underwriting Ratios: (1)
Attritional loss ratio	65.2%	54.6%	60.0%				60.1%
Catastrophe loss ratio	0.2%	1.8%	1.0%				0.9%
Prior year loss development ratio	(1.1)%	(4.3)%	(2.6)%				(4.0)%
Loss ratio	64.3%	52.1%	58.4%				57.0%
Acquisition cost ratio	24.7%	26.5%	25.6%				21.8%
Other underwriting expenses ratio	6.6%	7.7%	7.1%				7.3%
Combined ratio	95.6%	86.3%	91.1%				86.1%
(1)Underwriting ratios are calculated by dividing the related expense by net premiums earned.
(2)Insurance & Services MGAs recognize fees for service using revenue from contracts with customers accounting standards, whereas insurance companies recognize acquisition expenses using insurance contract accounting standards. While ultimate revenues and expenses recognized will match, there will be recognition timing differences based on the different accounting standards.

SIRIUSPOINT LTD.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS & OTHER FINANCIAL MEASURES
Non-GAAP Financial Measures
Core Results
Collectively, the sum of the Company's two segments, Insurance & Services and Reinsurance, constitute "Core" results. Core underwriting income, Core net services income, Core income and Core combined ratio are non-GAAP financial measures. We believe it is useful to review Core results as it better reflects how management views the business and reflects our decision to exit the runoff business. The sum of Core results and Corporate results are equal to the consolidated results of operations.
Core underwriting income - calculated by subtracting loss and loss adjustment expenses incurred, net, acquisition costs, net, and other underwriting expenses from net premiums earned.
Core net services income - consists of services revenues which include commissions, brokerage and fee income related to consolidated MGAs, and other revenues, as well as services expenses which include direct expenses related to consolidated MGAs and services noncontrolling income which represent minority ownership interests in consolidated MGAs. Net services income is a key indicator of the profitability of the Company's services provided.
Core income - consists of two components, core underwriting income and core net services income. Core income is a key measure of our segment performance.
Core combined ratio - calculated by dividing the sum of Core loss and loss adjustment expenses incurred, net, acquisition costs, net and other underwriting expenses by Core net premiums earned. Accident year loss ratio and accident year combined ratio are calculated by excluding prior year loss reserve development to present the impact of current accident year net loss and loss adjustment expenses on the Core loss ratio and Core combined ratio, respectively. Attritional loss ratio excludes catastrophe losses from the accident year loss ratio as they are not predictable as to timing and amount. These ratios are useful indicators of our underwriting profitability.

Book Value Per Diluted Common Share Metrics
Book value per diluted common share excluding AOCI and tangible book value per diluted common share, as presented, are non-GAAP financial measures and the most directly comparable U.S. GAAP measure is book value per common share. Management believes it is useful to exclude AOCI because it may fluctuate significantly between periods based on movements in interest and currency rates. Tangible book value per diluted common share excludes intangible assets. Management believes that effects of intangible assets are not indicative of underlying underwriting results or trends and make book value comparisons to less acquisitive peer companies less meaningful. Tangible book value per diluted common share is useful because it provides a more accurate measure of the realizable value of shareholder returns, excluding intangible assets.
The following table sets forth the computation of book value per common share, book value per diluted common share and tangible book value per diluted common share as of September 30, 2025 and December 31, 2024:

	September 30, 2025	December 31, 2024
	($ in millions, except share and per share amounts)
Common shareholders’ equity attributable to SiriusPoint common shareholders	$2,009.9	$1,737.4

Accumulated other comprehensive income (loss), net of tax	52.3	(4.1)
Common shareholders’ equity attributable to SiriusPoint common shareholders ex. AOCI	1,957.6	1,741.5

Intangible assets	123.6	140.8
Tangible common shareholders' equity attributable to SiriusPoint common shareholders	$1,886.3	$1,596.6

Common shares outstanding	116,807,497	116,429,057
Effect of dilutive stock options, restricted share units and warrants	2,034,652	2,559,359
Book value per diluted common share denominator	118,842,149	118,988,416

Book value per common share	$17.21	$14.92
Book value per diluted common share	$16.91	$14.60
Book value per diluted common share ex. AOCI	$16.47	$14.64
Tangible book value per diluted common share	$15.87	$13.42
Operating Net Income, Operating Diluted Earnings per Share and Annualized Operating ROE
Operating net income and Operating diluted earnings per share are non-GAAP financial measures and the most directly comparable U.S. GAAP measure is net income and diluted earnings per share, respectively. Operating net income excludes items which we believe are not indicative of the operations of our operating businesses, including realized and unrealized gains (losses) on strategic and other investments and liability-classified capital instruments, income (expense) related to loss portfolio transfers, deferred tax assets attributable to the enactment of the Bermuda corporate income tax, development on COVID-19 reserves resulting from the COVID-19 reserve study performed concurrently with the settlement of the Series A Preference shares in the third quarter of 2024, and foreign exchange gains (losses). We believe it is useful to review Operating net income as it better reflects how we view the business, as well as provides investors with an alternative metric that can assist in predicting future earnings and profitability that are complementary to GAAP metrics. Annualized Operating ROE is calculated by dividing Operating net income for the period by average common shareholders’ equity, excluding AOCI, and after adjusting for the above noted items to arrive at Operating net income. Management believes it is useful to exclude AOCI because it may fluctuate significantly between periods based on movements in interest and currency rates.

The following table sets forth the computation of Operating net income and Operating diluted earnings per share for the three and nine months ended September 30, 2025 and 2024:

	Three months ended		Nine months ended
	September 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
	($ in millions, except share and per share amounts)
Net income available to SiriusPoint common shareholders	$86.8	$4.5	$203.6	$205.2
Non-recurring adjustments:
Gain on sale or deconsolidation of consolidated MGAs	—	—	—	(96.0)
(Gains) losses on strategic and other investments	(1.1)	3.4	(0.6)	56.2
MGA & Strategic Investment Rationalization	(1.1)	3.4	(0.6)	(39.8)
Loss on settlement of liability classified financial instruments and deal costs	—	90.7	—	90.7
Change in fair value of liability classified financial instruments	—	26.6	—	31.9
CMIG Instruments & Transactions	—	117.3	—	122.6
Expense related to loss portfolio transfers	7.7	1.9	20.2	15.7
Foreign exchange losses	2.4	3.0	16.9	2.9
COVID-19 favorable reserve development	—	(19.9)	—	(19.9)
Other non-recurring items	(11.0)	—	(11.0)	—
Income tax expense on adjustments (1)	0.4	(15.9)	(4.8)	(26.6)
Operating net income	$85.2	$94.3	$224.3	$260.1
Weighted average number of diluted common shares used in the determination of earnings per share	118,817,903	172,803,298	118,655,606	174,261,326
Operating diluted earnings per share prior to participating shareholder adjustments	$0.72	$0.55	$1.89	$1.49
Effect of above and net income allocated to participating shareholders	—	(0.04)	—	(0.08)
Operating diluted earnings per share	$0.72	$0.51	$1.89	$1.41
(1)    For the three and nine months ended September 30, 2025 and 2024, an effective tax rate of 19% and 15%, respectively, is applied to the adjustments to calculate the income tax expense, where applicable.

Annualized Operating ROE for the three and nine months ended September 30, 2025 and 2024 was calculated as follows:

	Three months ended		Nine months ended
	September 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
	($in millions, except for ratios)
Operating net income	$85.2	$94.3	$224.3	$260.1
Common shareholders’ equity attributable to SiriusPoint common shareholders - beginning of period	1,905.7	2,504.1	1,737.4	2,313.9
Accumulated other comprehensive income (loss), net of tax - beginning of period	46.5	(28.0)	(4.1)	3.1
Common shareholders’ equity attributable to SiriusPoint common shareholders ex. AOCI - beginning of period	1,859.2	2,532.1	1,741.5	2,310.8
Common shareholders’ equity attributable to SiriusPoint common shareholders - end of period	2,009.9	2,494.9	2,009.9	2,494.9
Adjustments to Net income to arrive at Operating net income	(1.6)	89.8	20.7	54.9
Accumulated other comprehensive income (loss), net of tax - end of period	52.3	81.5	52.3	81.5
Common shareholders’ equity attributable to SiriusPoint common shareholders ex. AOCI - end of period	1,956.0	2,503.2	1,978.3	2,468.3
Average common shareholders’ equity attributable to SiriusPoint common shareholders ex. AOCI	$1,907.6	$2,517.7	$1,859.9	$2,389.6
Annualized Operating ROE	17.9%	15.0%	16.1%	14.5%

Other Financial Measures
Annualized Return on Average Common Shareholders’ Equity Attributable to SiriusPoint Common Shareholders
Annualized return on average common shareholders’ equity attributable to SiriusPoint common shareholders is calculated by dividing annualized net income available to SiriusPoint common shareholders for the period by the average common shareholders’ equity determined using the common shareholders’ equity balances at the beginning and end of the period.
Annualized return on average common shareholders’ equity attributable to SiriusPoint common shareholders for the three and nine months ended September 30, 2025 and 2024 was calculated as follows:

	Three months ended		Nine months ended
	September 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
	($ in millions, except for ratios)
Net income available to SiriusPoint common shareholders	$86.8	$4.5	$203.6	$205.2
Common shareholders’ equity attributable to SiriusPoint common shareholders - beginning of period	1,905.7	2,504.1	1,737.4	2,313.9
Common shareholders’ equity attributable to SiriusPoint common shareholders - end of period	2,009.9	2,494.9	2,009.9	2,494.9
Average common shareholders’ equity attributable to SiriusPoint common shareholders	$1,957.8	$2,499.5	$1,873.7	$2,404.4
Annualized return on average common shareholders’ equity attributable to SiriusPoint common shareholders	17.7%	0.7%	14.5%	11.4%